Exhibit 9(i)

                             THIRD PARTY FEEDER FUND

                                 AGREEMENT AMONG

                         SCUDDER, STEVENS & CLARK, INC.

                            SCUDDER INVESTMENT TRUST

                           EQUITY 500 INDEX PORTFOLIO

                                       AND

                              BANKERS TRUST COMPANY

                                   dated as of
                                 August 28, 1997
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                                    AGREEMENT

      THIS ("Agreement") is made and entered into as of the 28th day of August, 1997, by and among SCUDDER, STEVENS & CLARK, INC. ("SCUDDER"), SCUDDER INVESTMENT TRUST (the "Company"), a Massachusetts business trust, in respect of SCUDDER S&P 500 INDEX FUND, a series thereof (the "Fund"), EQUITY 500 INDEX PORTFOLIO, a trust organized under the common law of the State of New York (the "Portfolio"), and BANKERS TRUST COMPANY, a New York banking corporation (the "Adviser"), with respect to the proposed investment by the Fund in the Portfolio.

                                   WITNESSETH

      WHEREAS, the Company and the Portfolio are each open-end management investment companies and the Fund and the Portfolio have the same investment objectives and substantively the same investment policies;

      WHEREAS, the Adviser currently serves as the investment adviser of the Portfolio;

      WHEREAS, Scudder Investor Services, Inc. (the "Distributor") currently serves as the principal underwriter and SCUDDER serves as manager of the Fund;

      WHEREAS, the Company desires to invest all of the Fund's investable assets in the Portfolio in exchange for a beneficial interest in the Portfolio (the "Investment") on the terms and conditions set forth in this Agreement; and

      WHEREAS, the Portfolio believes that accepting the Investment is in the best interests of the Portfolio and that the interests of existing investors in the Portfolio will not be diluted as a result of its accepting the Investment;

      NOW, THEREFORE, in consideration of the foregoing, the mutual promises herein made and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:


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                                        I

                                 THE INVESTMENT

1.1 Agreement to Effect the Investment. The Company agrees to assign, transfer and deliver all of the Fund's investable assets (the "Assets") to the Portfolio at each Closing (as hereinafter defined). The Portfolio agrees in exchange therefor to issue to the Fund a beneficial interest (the "Interest") in the Portfolio equal in value to the net asset value of the Assets of the Fund conveyed to the Portfolio on that date of Closing.

                                       II

                            CLOSING AND CLOSING DATE

2.1 Time of Closing. The conveyance of the Assets in exchange for the Interest, as described in Article I, together with related acts necessary to consummate such transactions, shall occur initially on the date the Company commences its offering of shares of the Fund to the public and at each subsequent date on which the Company desires to make a further Investment in the Portfolio (each, a "Closing"). All acts occurring at any Closing shall be deemed to occur simultaneously as of the last daily determination of the Portfolio's net asset value on the date of Closing.

2.2 Related Closing Matters. On each date of Closing, the Company, on behalf of the Fund, shall authorize the Fund's custodian to deliver all of the Assets held by such custodian to the Portfolio's custodian. The Fund's and the Portfolio's custodians shall each acknowledge, in a form acceptable to the other party, its respective delivery and acceptance of the Assets. The Portfolio shall deliver to the Company acceptable evidence of the Fund's ownership of the Interest. In addition, each party shall deliver to each other party such bills of sale, checks, assignments, securities instruments, receipts or other documents as such other party or its counsel may reasonably request. Each of the representations and warranties set forth in Article III shall be deemed to have been made anew on each date of Closing.

                                       III

                         REPRESENTATIONS AND WARRANTIES

3.1 The Company. The Company represents and warrants to the Portfolio and the Adviser that:

      (a) Organization. The Company is a business trust duly organized, validly existing and in good standing under the laws of the Commonwealth of Massachusetts, the Fund is a duly and validly designated series of the Company, and the Company and the Fund have the requisite power and authority to own their property and conduct their business as now being conducted and as proposed to be conducted pursuant to this Agreement.

      (b) Authorization of Agreement. The execution and delivery of this Agreement by the Company and the consummation of the transactions contemplated hereby have been duly


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authorized by all necessary action on the part of the Company and no other action or proceeding is necessary for the execution and delivery of this Agreement by the Company, the performance by the Company of its obligations hereunder and the consummation by the Company of the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Company and constitutes a legal, valid and binding obligation of the Company in respect of the Fund, enforceable against them in accordance with its terms, except as may be limited by or subject to any bankruptcy, insolvency, reorganization, moratorium or other similar law affecting the enforcement of creditors' rights generally, and subject to general principles of equity.

      (c) Authorization of Investment. The Investment has been duly authorized by all necessary action on the part of the Board of Trustees of the Company.

      (d) No Bankruptcy Proceedings. Neither the Company nor the Fund is under the jurisdiction of a court in a proceeding under Title 11 of the United States Code (the "Bankruptcy Code") or similar case within the meaning of Section 368(a)(3)(A) of the Bankruptcy Code.

      (e) Fund Assets. The Fund's Assets will, at the initial Closing, consist solely of cash.

      (f) Fiscal Year. The fiscal year end for the Fund is December 31.

      (g) Auditors. The Company has appointed Coopers & Lybrand LLP as the Fund's independent public accountants to certify the Fund's financial statements in accordance with Section 32 of the Investment Company Act of 1940, as amended ("1940 Act").

      (h) Registration Statement. The Company has reviewed the Portfolio's registration statement on Form N-lA, as filed with the Securities and Exchange Commission ("SEC"), and understands and agrees to the Portfolio's policies and methods of operation as described therein.

      (i) Errors and Omissions Insurance Policy. SCUDDER currently has in force errors and omissions liability insurance policies, issued by multiple carriers, insuring the Fund (together with other SCUDDER affiliates) against loss of up to an aggregate of $50 million for negligence or wrongful acts.

      (j) SEC Filings. The Company has duly filed all forms, reports, proxy statements and other documents (collectively, the "SEC Filings") required to be filed under the Securities Act of 1933, as amended (the "1933 Act"), the Securities Exchange Act of 1934 (the "1934 Act") and the 1940 Act (collectively, the "Securities Laws") in connection with the registration of its shares, any meetings of its shareholders and its registration as an investment company. The SEC filings were prepared in accordance with the requirements of the Securities Laws, as applicable, and the rules and regulations of the SEC thereunder, and do not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

      (k) 1940 Act Registration. The Company is duly registered as an open-end management investment company under the 1940 Act and the Fund and its shares are registered or qualified in


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any states where such registration or qualification is necessary and such registrations or qualifications are in full force and effect.

      (1) Principal Underwriter. The Distributor serves as the Fund's principal underwriter and is duly registered as a broker-dealer under the 1934 Act.

3.2 The Portfolio. The Portfolio represents and warrants to the Company and SCUDDER that:

      (a) Organization. The Portfolio is a trust duly organized and validly existing under the common law of the State of New York and has the requisite power and authority to own its property and conduct its business as now being conducted and as proposed to be conducted pursuant to this Agreement.

      (b) Authorization of Agreement. The execution and delivery of this Agreement by the Portfolio and the consummation of the transactions contemplated hereby have been duly authorized by all necessary action on the part of the Portfolio by its Board of Trustees and no other action or proceeding is necessary for the execution and delivery of this Agreement by the Portfolio, the performance by the Portfolio of its obligations hereunder and the consummation by the Portfolio of the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Portfolio and constitutes a legal, valid and binding obligation of the Portfolio, enforceable against it in accordance with its terms, except as may be limited by or subject to any bankruptcy, insolvency, reorganization, moratorium or other similar law affecting the enforcement of creditors' rights generally, and subject to general principles of equity.

      (c) Authorization of Issuance of Interest. The issuance by the Portfolio of the Interest in exchange for the Investment by the Fund of its Assets has been duly authorized by all necessary action on the part of the Board of Trustees of the Portfolio. When issued in accordance with the terms of this Agreement, the Interest will be validly issued, fully paid and non-assessable by the Portfolio.

      (d) No Bankruptcy Proceedings. The Portfolio is not under the jurisdiction of a court in a proceeding under Title 11 of the Bankruptcy Code or similar case within the meaning of Section 368(a)(3)(A) of the Bankruptcy Code.

      (e) Fiscal Year. The fiscal year end of the Portfolio is December 31.

      (f) Auditors. The Portfolio has appointed Coopers & Lybrand LLP as the Portfolio's independent public accountants to certify the Portfolio's financial statements in accordance with Section 32 of the 1940 Act.

      (g) Registration Statement. The Portfolio has reviewed the Company's registration statement on Form N-lA, which pertain to the Fund and filed with the SEC, and understands and agrees to the Fund's policies and methods of operation as described therein.


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      (h) Errors and Omissions Insurance Policy. The Portfolio has in force an errors and omissions liability insurance policy insuring the Portfolio against loss of up to $10 million for negligence or wrongful acts.

      (i) SEC Filings. The Portfolio has duly filed all SEC Filings required to be filed with the SEC pursuant to the Securities Laws in connection with any meetings of its investors and its registration as an investment company. Beneficial interests in the Portfolio are not required to be registered under the 1933 Act because such interests are offered solely in private placement transactions that do not involve any `public offering' within the meaning of
Section 4(2) of the 1933 Act. The SEC Filings were prepared in accordance with the requirements of the Securities Laws, as applicable, and the rules and regulations of the SEC thereunder, and do not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

      (j) 1940 Act Registration. The Portfolio is duly registered as an open-end management investment company under the 1940 Act and such registration is in full force and effect.

      (k) Tax Status. The Portfolio is taxable as a partnership under the Internal Revenue Code of 1986, as amended (the "Code").

3.3 The Adviser. The Adviser represents and warrants to the Company and SCUDDER that:

      (a) Organization. The Adviser is a New York banking corporation duly organized, validly existing and in good standing under the laws of the State of New York and has the requisite power and authority to conduct its business as now being conducted.

      (b) Authorization of Agreement. The execution and delivery of this Agreement by the Adviser have been duly authorized by all necessary action on the part of the Adviser and no other action or proceeding is necessary for the execution and delivery of this Agreement by the Adviser. This Agreement has been duly executed and delivered by the Adviser and constitutes a legal, valid and binding obligation of the Adviser, enforceable against it in accordance with its terms, except as may be limited by or subject to any bankruptcy, insolvency, reorganization, moratorium or other similar law affecting the enforcement of creditors' rights generally, and subject to general principles of equity.

      (c) Advisers Act. The Adviser is exempt from the definition of an investment adviser under the Investment Advisers Act of 1940, as amended the ("Advisers Act"), and is not required to register under that Act.

      (d) To the best of its knowledge, after due diligence and inquiry, the Portfolio's representations in 3.2(c)-(k) above are true and correct.

      (e) Agents. To the extent agents perform services under this Agreement that are the responsibility of the Adviser, the Adviser shall be responsible for, and assume all liability for


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(including any obligation for indemnification), the actions and inactions of such agents as if such services had been provided by the Adviser.

3.4 SCUDDER. SCUDDER represents and warrants to the Portfolio and the Adviser that:

      (a) Organization. SCUDDER is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the requisite power and authority to conduct its business as now being conducted.

      (b) Authorization of Agreement. The execution and delivery of this Agreement by SCUDDER have been duly authorized by all necessary action on the part of SCUDDER and no other action or proceeding is necessary for the execution and delivery of this Agreement by SCUDDER. This Agreement has been duly executed and delivered by SCUDDER and constitutes a legal, valid and binding obligation of SCUDDER, enforceable against it in accordance with its terms, except as may be limited by or subject to any bankruptcy, insolvency, reorganization, moratorium or other similar law affecting the enforcement of creditors' rights generally, and subject to general principles of equity.

      (c) Investment Manager. SCUDDER serves as the Fund's manager and is duly registered as an investment adviser under the Advisers Act.

      (d) To the best of its knowledge, after due diligence and inquiry, the Company's representations in 3.1 (c)-(l) above are true and correct.

                                       IV

                                    COVENANTS

4.1 The Company. The Company covenants that:

      (a) Advance Review of Certain Documents. The Company will furnish the Portfolio and the Adviser, at least 10 business days prior to filing or first use, as the case may be, with drafts of its registration statement on Form N-lA (including amendments) and prospectus supplements or amendments relating to the Fund. The Company will furnish the Portfolio and the Adviser with any proposed advertising or sales literature relating to the Fund at least 2 business days prior to filing or first use. The Company agrees that it will include in all material respects in such Fund documents any disclosures that may be required by applicable law, particularly those requested by the Adviser relating to the Adviser's status as a bank, and it will include in all such Fund documents any material comments reasonably made by the Adviser or Portfolio. The Portfolio and Adviser will, however, in no way be liable for any errors or omissions in such documents, whether or not they make any objection thereto, except to the extent such errors or omissions result from information provided (or omitted to be provided) by the Adviser or the Portfolio. The Exclusive Placement Agent for the Portfolio (the "Placement Agent") will in no way be liable for any errors or omissions in such documents. The Company will not make any other written or oral representation about the Portfolio or the Adviser without the prior written consent of the affected party.


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      (b) Tax Status. The Fund will qualify for treatment as a regulated investment company under Subchapter M of the Code for all periods during which this Agreement is in effect, except the Fund shall not be responsible for such nonqualification to the extent a failure to so qualify may result from any action or omission of the Portfolio or the Adviser.

      (c) Investment Securities. The Fund will own no investment security other than its Interest in the Portfolio.

      (d) Proxy Voting. If requested to vote as a shareholder on matters pertaining to the Portfolio (other than a vote by the Company to continue the operation of the Portfolio upon the withdrawal of another investor in the Portfolio), the Company will (i) call a meeting of shareholders of the Fund for the purpose of seeking instructions from shareholders regarding such matters,
(ii) vote the Fund's Interest proportionally as instructed by Fund shareholders, and (iii) vote the Fund's Interest with respect to the shares held by Fund shareholders who do not give voting instructions in the same proportion as the shares of Fund shareholders who do give voting instructions. The Company will hold each such meeting of Fund shareholders in accordance with a timetable reasonably established by the Portfolio.

      (e) Insurance. The Company shall at all times maintain errors and omissions liability insurance with respect to the Fund covering losses for negligence and wrongful acts in an amount not less than $5 million.

      (f) Auditors. In the event the Fund's independent public accountants differ from those of the Portfolio, the Fund shall be responsible for any reasonable costs and expenses associated with the need for the Portfolio's independent public accountants to provide information to the Fund's independent public accountants.

4.2 Indemnification by the Fund.

      (a) The Fund will indemnify and hold harmless the Portfolio, the Adviser, and their respective trustees, directors, officers and employees and each other person who controls the Portfolio or the Adviser, as the case may be, within the meaning of Section 15 of the 1933 Act (each, a "Covered Person" and collectively, "Covered Persons"), against any and all losses, claims, demands, damages, liabilities and expenses (each, a "Liability" and collectively, the "Liabilities") (including, unless the Fund elects to assume the defense pursuant to paragraph (b), the reasonable cost of investigating and defending against any claims therefor and any counsel fees incurred in connection therewith), joint or several, which

      (i) arise out of or are based upon any of the Securities Laws, any other statute or common law or are incurred in connection with or as a result of any formal or informal administrative proceeding or investigation by a regulatory agency, in each case applicable to the Fund, insofar as such Liabilities arise out of or are based upon the ground or alleged ground that any direct or indirect omission or act by the Company or the Fund (either during the course of its daily activities or in connection with the accuracy of its representations or its warranties in this Agreement) caused or continues to cause the Portfolio to violate any federal or state securities


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laws or regulations or any other applicable domestic or foreign law or regulations or common law duties or obligations, but only to the extent that such Liabilities do not arise out of or are not based upon an omission or act of the Portfolio or Adviser;

      (ii) arise out of the Fund having caused the Portfolio to be an association taxable as a corporation rather than a partnership;

      (iii) arise out of any misstatement of a material fact or an omission of a material fact in the Company's registration statement (including amendments thereto) or included in Fund advertising or sales literature, other than information provided by the Portfolio or the Adviser (including information contained in the Portfolio's registration statement) or included in Fund advertising or sales literature at the request of the Portfolio or the Adviser;

      (iv) result from the failure of any representation or warranty made by the Company or the Fund to be accurate when made or the failure of the Company or the Fund to perform any covenant contained herein or to otherwise comply with the terms of this Agreement;

      (v) arise out of any unlawful or negligent act of the Company, the Fund or any director, officer, employee or agent of the Company or the Fund, whether such act was committed against the Company, the Portfolio, the Adviser or any third party;

      (vi) arise out of any claim that the use of the names "Standard & Poor's," "S&P," "Standard & Poor's 500" or "500" by the Company violates any license or infringes upon any trademark; or

      (vii) result from any action of the Fund which causes the Portfolio a Liability, except as expressly provided under this Agreement; provided, however, that in no case shall the Fund be liable with respect to any claim made against any Covered Person unless the Covered Person shall have notified the Fund in writing of the nature of the claim within a reasonable time after the summons, other first legal process or formal or informal initiation of a regulatory investigation or proceeding shall have been served upon or provided to a Covered Person, or any federal, state or local tax deficiency has come to the attention of the Adviser, the Portfolio or a Covered Person. Failure to notify the Fund of such claim shall not relieve it from any liability that it may have to any Covered Person otherwise than on account of the indemnification contained in this Section.

      (b) The Fund will be entitled to participate at its own expense in the defense or, if it so elects, to assume the defense of any suit brought to enforce any such Liability, but, if the Fund elects to assume the defense, such defense shall be conducted by counsel chosen by the Fund. In the event the Fund elects to assume the defense of any such suit and retain such counsel, each Covered Person and any other defendant or defendants may retain additional counsel, but shall bear the fees and expenses of such counsel unless the parties to such suit include any Covered Person and the Fund and any such Covered Person has been advised by counsel that one or more legal defenses may be available to it that may not be available to the Fund in which case the Fund shall not be entitled to assume the defense of such suit notwithstanding its obligation to bear the fees and expenses of such counsel. The Fund shall not be liable to indemnify any


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Covered Person for any settlement of any claim affected without the Fund's written consent, which consent shall not be unreasonably withheld or delayed. The indemnities set forth in paragraph (a) of Section 4.2 will be in addition to any liability that the Company in respect of the Fund might otherwise have to a Covered Person.

      (c) Nothing in this Section 4.2(c) shall be construed to provide for indemnification in violation of Section 17(i) of the 1940 Act or any other applicable federal securities laws. In the event that any court determines that, notwithstanding the foregoing, any particular indemnification sought hereunder violates the aforesaid Section 17(i) (or other applicable provisions of the federal securities laws), it is the intent of the parties hereto that any court shall have the power to reform or construe such provisions in such manner as to render the same enforceable, or, alternatively, substitute other provisions (including, without limitation, provisions regarding contribution or other sharing of liability by indemnified and indemnifying parties) so as to give the parties hereto, to the maximum extent permitted by law, the intended benefits of this Section 4.2(c).

4.3 Indemnification by SCUDDER

      (a) SCUDDER will indemnify and hold harmless the Portfolio, the Adviser, and their respective trustees, directors, officers and employees and each other person who controls the Portfolio or the Adviser, as the case may be, within the meaning of Section 15 of the 1933 Act (each, a "Covered Person" and collectively, "Covered Persons"), against any and all losses, claims, demands, damages, liabilities and expenses (each, a "Liability" and collectively, the "Liabilities") (including, unless SCUDDER elects to assume the defense pursuant to paragraph (b), the reasonable cost of investigating and defending against any claims therefor and any counsel fees incurred in connection therewith), joint or several, which

      (i) arise out of or are based upon any of the Securities Laws, any other statute or common law or are incurred in connection with or as a result of any formal or informal administrative proceeding or investigation by a regulatory agency, in each case applicable to SCUDDER, insofar as such Liabilities arise out of or are based upon the ground or alleged ground that any direct or indirect omission or act by SCUDDER (either during the course of its daily activities or in connection with the accuracy of its representations or its warranties in this Agreement) caused or continues to cause the Portfolio to violate any federal or state securities laws or regulations or any other applicable domestic or foreign law or regulations or common law duties or obligations, but only to the extent that such Liabilities do not arise out of or are not based upon an omission or act of the Portfolio or Adviser;

      (ii) arise out of SCUDDER's having caused the Portfolio to be an association taxable as a corporation rather than a partnership;

      (iii) arise out of any misstatement of a material fact or an omission of a material fact in the Company's registration statement (including amendments thereto) or included in Fund advertising or sales literature, other than information provided by the Portfolio or the Adviser (including information contained in the Portfolio's registration statement) or included in Fund advertising or sales literature at the request of the Portfolio or the Adviser;


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      (iv) result from the failure of any representation or warranty made by the
Company or SCUDDER to be accurate when made or the failure of the Company or SCUDDER to perform any covenant contained herein or to otherwise comply with the terms of this Agreement;

      (v) arise out of any unlawful or negligent act of the Company, SCUDDER or any director, officer, employee or agent of the Company or SCUDDER, whether such act was committed against the Company, the Portfolio, the Adviser or any third party;

      (vi) arise out of any claim that the use of the names "Standard & Poor's," "S&P," "Standard & Poor's 500" or "500" by the Company violates any license or infringes upon any trademark; or

      (vii) result from any action of the Fund which causes the Portfolio a liability, except as expressly provided under this Agreement; provided, however, that in no case shall SCUDDER be liable with respect to any claim made against any Covered Person unless the Covered Person shall have notified SCUDDER in writing of the nature of the claim within a reasonable time after the summons, other first legal process or formal or informal initiation of a regulatory investigation or proceeding shall have been served upon or provided to a Covered Person, or any federal, state or local tax deficiency has come to the attention of the Adviser, the Portfolio or a Covered Person. Failure to notify SCUDDER of such claim shall not relieve it from any liability that it may have to any Covered Person otherwise than on account of the indemnification contained in this Section 4.3(a)(vii).

      (b) SCUDDER will be entitled to participate at its own expense in the defense or, if it so elects, to assume the defense of any suit brought to enforce any such Liability, but, if SCUDDER elects to assume the defense, such defense shall be conducted by counsel chosen by SCUDDER. In the event SCUDDER elects to assume the defense of any such suit and retain such counsel, each Covered Person and any other defendant or defendants may retain additional counsel, but shall bear the fees and expenses of such counsel unless the parties to such suit include any Covered Person and SCUDDER, and any such Covered Person has been advised by counsel that one or more legal defenses may be available to it that may not be available to SCUDDER, in which case SCUDDER shall not be entitled to assume the defense of such suit notwithstanding its obligation to bear the fees and expenses of such counsel. SCUDDER shall not be liable to indemnify any Covered Person for any settlement of any claim affected without SCUDDER's written consent, which consent shall not be unreasonably withheld or delayed. The indemnities set forth in paragraph (a) of Section 4.3 will be in addition to any liability that the Company in respect of the Fund might otherwise have to a Covered Person.

      (c) Nothing in this Section 4.3(c) shall be construed to provide for indemnification in violation of Section 17(i) of the 1940 Act or any other applicable federal securities laws. In the event that any court determines that, notwithstanding the foregoing, any particular indemnification sought hereunder violates the aforesaid Section 17(i) (or other applicable provisions of the federal securities laws), it is the intent of the parties hereto that any court shall have the power to reform or construe such provisions in such manner as to render the same enforceable, or, alternatively, substitute other provisions (including, without limitation,


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provisions regarding contribution or other sharing of liability by indemnified and indemnifying parties) so as to give the parties hereto, to the maximum extent permitted by law, the intended benefits of this Section 4.3(c).

4.4 The Portfolio. The Portfolio covenants that:

      (a) Advance Review of Certain Documents. The Portfolio will furnish the Company and SCUDDER, at least 10 business days prior to filing or first use, as the case may be, with drafts of its registration statement on Form N-IA (including amendments). The Portfolio and the Adviser each agree that it will include in all material respects in such Portfolio documents any disclosures that may be required by applicable law, particularly those requested by the Company relating to the Company's or the Fund's status as a registered investment company, and it will include in all such Portfolio documents any material comments reasonably made by the Company or SCUDDER. The Company and SCUDDER will, however, in no way be liable for any errors or omissions in such documents, whether or not they make any objection thereto, except to the extent such errors or omissions result from information provided by or (omitted to be provided) by the Company or SCUDDER. The Portfolio will not make any written or oral representation about the Company, the Fund or SCUDDER without the prior written consent of the affected party.

      (b) Tax Status. The Portfolio will qualify to be taxable as a partnership under the Code for all periods during which this Agreement is in effect, except to the extent that the failure to so qualify results from any action or omission of the Fund.

      (c) Insurance. The Portfolio shall at all times maintain errors and omissions liability insurance covering losses for negligence and wrongful acts in an amount not less than $5 million.

      (d) Availability of Interests. Conditional upon the Company complying with the terms of this Agreement, the Portfolio shall permit the Fund to make additional Investments in the Portfolio on each business day on which shares of the Fund are sold to the public; provided, however, that the Portfolio may refuse to permit the Fund to make additional Investments in the Portfolio on any day on which (i) the Portfolio has refused to permit all other investors in the Portfolio to make additional Investments in the Portfolio or (ii) the Trustees of the Portfolio have reasonably determined that permitting additional Investments by the Fund in the Portfolio would constitute a breach of their fiduciary duties to the Portfolio.

4.5 Indemnification by the Portfolio and the Adviser.

      (a) The Portfolio and the Adviser each will indemnify and hold harmless the Company, SCUDDER, their respective trustees, directors, officers and employees and each other person who controls the Company, the Fund or SCUDDER, as the case may be, within the meaning of Section 15 of the 1933 Act (each, a "Covered Person" and collectively, "Covered Persons"), against any and all losses, claims, demands, damages, liabilities and expenses (each, a "Liability" and collectively, the "Liabilities") (including, unless the Adviser or the Portfolio elects to assume the defense pursuant to paragraph (b), the reasonable costs of investigating and defending against any claims therefor and any counsel fees incurred in connection therewith), joint or several,


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                                                                              11
whether incurred directly by the Company or SCUDDER or indirectly by the Company or SCUDDER through the Company's Investment in the Portfolio, which

      (i) arise out of or are based upon any of the Securities Laws, any other statute or common law or are incurred in connection with or as a result of any formal or informal administrative proceeding or investigation by a regulatory agency, insofar as such Liabilities arise out of or are based upon the ground or alleged ground that any direct or indirect omission or commission by the Portfolio or the Adviser (either during the course of its daily activities or in connection with the accuracy of its representations or its warranties in this Agreement) caused or continues to cause the Company to violate any federal or state securities laws or regulations or any other applicable domestic or foreign law or regulations or common law duties or obligations, but only to the extent that such Liabilities do not arise out of and are not based upon an omission or commission of the Company or SCUDDER;

      (ii) arise out of or are based upon an inaccurate calculation of the Portfolio's net asset value (whether by the Portfolio, the Adviser or any party retained for that purpose);

      (iii) arise out of (A) any misstatement of a material fact or an omission of a material fact in the Portfolio's registration statement (including amendments thereto) or included at the Adviser's or Portfolio's request in advertising or sales literature used by the Fund, or (B) any misstatement of a material fact or an omission of a material fact in the registration statement or advertising or sales literature of any investor in the Portfolio, other than the Fund (unless such omission or misstatement in the Fund's materials was caused by the Portfolio or the Adviser);

      (iv) arise out of the Portfolio's or the Adviser's having caused the Fund to fail to qualify as a regulated investment company under the Code;

      (v) result from the failure of any representation or warranty made by the Portfolio or Adviser to be accurate when made or the failure of the Portfolio or Adviser to perform any covenant contained herein or to otherwise comply with the terms of this Agreement;

      (vi) arise out of any unlawful or negligent act by the Portfolio, the Adviser or any director, trustee, officer, employee or agent of the Portfolio or Adviser, whether such act was committed against the Portfolio, the Company, SCUDDER or any third party;

      (vii) arise out of any claim that the systems, methodologies, or technology used in connection with operating the Portfolio, including the technologies associated with maintaining the master-feeder structure of the Portfolio, violates any license or infringes upon any patent or trademark;

      (viii) arise out of any claim that the use of the names "Standard & Poor's," "S&P," "Standard & Poor's 500," "S&P 500" or "500" by the Portfolio violates any license or infringes upon any trademark; or

      (ix) result from any Liability of the Portfolio or any investor in the Portfolio (or shareholder thereof other than the Fund and its shareholders), except as expressly provided under


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                                                                              12
this Agreement; provided, however, that in no case shall the Portfolio or the Adviser be liable with respect to any claim made against any such Covered Person unless such Covered Person shall have notified the Portfolio or the Adviser in writing of the nature of the claim within a reasonable time after the summons, other first legal process or formal or informal initiation of a regulatory investigation or proceeding shall have been served upon or provided to a Covered Person or any federal, state or local tax deficiency has come to the attention of the Company, SCUDDER or a Covered Person. Failure to notify the Portfolio or the Adviser of such claim shall not relieve it from any liability that it may have to any Covered Person otherwise than on account of the indemnification contained in this paragraph.

      (b) The Adviser or the Portfolio will be entitled to participate at its own expense in the defense or, if it so elects to assume the defense of any suit brought to enforce any such liability, but, if the Adviser or the Portfolio elects to assume the defense, such defense shall be conducted by counsel chosen by the Adviser or the Portfolio, as the case may be. In the event the Adviser or the Portfolio elects to assume the defense of any such suit and retain such counsel, each Covered Person and any other defendant or defendants in the suit may retain additional counsel but shall bear the fees and expenses of such counsel unless (A) the Adviser or the Portfolio, as the case may be, shall have specifically authorized the retaining of such counsel or (B) the parties to such suit include any Covered Person and the Adviser or the Portfolio, and any such Covered Person has been advised by counsel that one or more legal defenses may be available to it that may not be available to the Adviser or the Portfolio, as the case may be, in which case the Adviser or the Portfolio shall not be entitled to assume the defense of such suit notwithstanding the obligation to bear the fees and expenses of such counsel. Neither the Adviser nor the Portfolio shall be liable to indemnify any Covered Person for any settlement of any such claim effected without the Adviser's or the Portfolio's written consent, as the case may be, which content shall not be unreasonably withheld or delayed. The indemnities set forth in paragraph (a) will be in addition to any liability that the Adviser or the Portfolio might otherwise have to a Covered Person.

      (c) Nothing in this Section 4.5(c) shall be construed to provide for indemnification in violation of Section 17(i) of the 1940 Act or any other applicable federal securities laws. In the event that any court determines that, notwithstanding the foregoing, any particular indemnification sought hereunder violates the aforesaid Section 17(i) (or other applicable provisions of the federal securities laws), it is the intent of the parties hereto that any court shall have the power to reform or construe such provisions in such manner as to render the same enforceable, or, alternatively, substitute other provisions (including, without limitation, provisions regarding contribution or other sharing of liability by indemnified and indemnifying parties) so as to give the parties hereto, to the maximum extent permitted by law, the intended benefits of this Section 4.5(c).

4.6 Scope of Agreement. Nothing contained herein shall be construed to protect any person against any liability to which such person would otherwise be subject by reason of willful misfeasance, bad faith, or negligence, in the performance of such person's duties, or by reason of such person's reckless disregard of such person's obligations and duties under such contract or agreement.


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                                                                              13

4.7 In-Kind Redemption. In the event the Company desires to withdraw or redeem all of the Fund's Interests in the Portfolio, unless otherwise agreed to by the parties, the Portfolio will effect such redemption 'in kind' and in such a manner that the securities delivered to the Fund's custodian for the account of the Fund will mirror, as closely as practicable, the composition of the Portfolio immediately prior to such redemption. No other withdrawal or redemption of any Interest in the Portfolio will be satisfied by means of an "in kind" redemption except in compliance with Rule 18f- 1 under the 1940 Act, provided, however, that for purposes of determining compliance with Rule I 8f-1, each shareholder of the Fund redeeming shares of the Fund on a particular day will be treated as a direct holder of an Interest in the Portfolio being redeemed that day.

4.8 Reasonable Actions. Each party covenants that it will, subject to the provisions of this Agreement, from time to time, as and when requested by another party or in its own discretion, as the case may be, execute and deliver or cause to be executed and delivered all such assignments and other instruments, take or cause to be taken such actions, and do or cause to be done all things reasonably necessary, proper or advisable in order to consummate the transactions contemplated by this Agreement and to carry out its intent and purpose.

                                        V

                              CONDITIONS PRECEDENT

      The obligations of each party to consummate the transactions provided for herein shall be subject to (a) performance by the other parties of all the obligations to be performed by the other parties hereunder on or before each Closing, (b) all representations and warranties of the other parties contained in this Agreement being true and correct in all material respects as of the date hereof and, except as they may be affected by the transactions contemplated by this Agreement, as of each date of Closing, with the same force and effect as if made on and as of the time of such Closing, and (c) the following further conditions that shall be fulfilled on or before each Closing:

5.1 Regulatory Status. All necessary filings shall have been made with the SEC and state securities authorities, and no order or directive shall have been received that any other or further action is required to permit the parties to carry out the transactions contemplated hereby.

5.2 Approval of Auditors. Unless precluded by applicable fiduciary duties or the failure of the Fund's shareholders to provide necessary ratification, the trustees of the Company that are not "interested persons" of the Company, as defined in the 1940 Act, shall have selected as the independent certified public accountants for the Fund the independent certified public accountants selected and ratified for the Portfolio.

5.3 Investment Objective/Restrictions. The Fund shall have the same investment objective and substantively the same investment restrictions as the Portfolio.


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                                                                              14

                                       VI

                              ADDITIONAL AGREEMENTS

6.1 Notification of Certain Matters. Each party will give prompt notice to the other parties of:

      (a) the occurrence or non-occurrence of any event the occurrence or non-occurrence of which would be likely to cause either (i) any representation or warranty contained in this Agreement to be untrue or inaccurate, or (ii) any condition precedent set forth in Article V thereof to be unsatisfied in any material respect at the time of any Closing and

      (b) any material failure of a party or any trustee, director, officer, employee or agent thereof to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by such person hereunder; provided, however, that the delivery of any notice pursuant to this Section 6.1 shall not limit or otherwise affect the remedies available, hereunder or otherwise, to the party receiving such notice.

6.2 Access to Information. The Portfolio and the Company shall afford each other reasonable access at all reasonable times to such party's officers, employees, agents and offices and to all its relevant books and records and shall furnish each other party with all relevant financial and other data and information as requested; provided, however, that nothing contained herein shall obligate the Company to provide the Portfolio with access to the books and records of the Company relating to any series of the Company other than the Fund, nor shall anything contained herein obligate the Company to furnish the Portfolio with the Fund's shareholder list, except as may be required to comply with applicable law or any provision of this Agreement.

6.3 Confidentiality. Each party agrees that it shall hold in strict confidence all data and information obtained from another party (unless such information is or becomes readily ascertainable from public or published information or trade sources) and shall ensure that its officers, employees and authorized representatives do not disclose such information to others without the prior written consent of the party from whom it was obtained, except if disclosure is required by the SEC, any other regulatory body or the Fund's or Portfolio's respective auditors, or in the opinion of counsel such disclosure is required by law, and then only with as much prior written notice to the other party as is practical under the circumstances.

6.4 Public Announcements. No party shall issue any press release or otherwise make any public statements with respect to the matters covered by this Agreement without the prior consent of the other parties hereto, which consent shall not be unreasonably withheld; provided, however, that consent shall not be required if, in the opinion of counsel, such disclosure is required by law, provided further, however, that the party making such disclosure shall provide the other parties hereto with as much prior written notice of such disclosure as is practical under the circumstances.

6.5 Accounting Services. The Company on behalf of the Fund, agrees to appoint the Advisor as Fund accounting agent pursuant to the attached Investment Accounting Agreement. The Company may alter its recommendation to its Board regarding such appointment at any time.


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                                                                              15

                                       VII

                        TERMINATION, AMENDMENT AND WAIVER

7.1 Termination.

      (a) This Agreement may be terminated by the mutual agreement of all parties.

      (b) This Agreement may be terminated at any time by the Company by withdrawing all of the Fund's Interest in the Portfolio.

      (c) This Agreement may be terminated on not less than 120 days prior written notice by the Portfolio to the Company and SCUDDER.

      (d) This Agreement shall terminate automatically with respect to SCUDDER upon the effective date of termination by the Company and this Agreement shall terminate automatically with respect to the Adviser upon the effective date of termination by the Portfolio.

      (e) This Agreement may be terminated at any time immediately upon written notice to the other parties in the event that formal proceedings are instituted against another party to this Agreement by the SEC or any other regulatory body, provided that the terminating party has a reasonable belief that the institution of the proceeding is not without foundation and will have a material adverse impact on the terminating party's ability to perform its obligations hereunder.

      (f) The indemnification obligations of the parties set forth in Article IV, shall survive the termination of this Agreement.

7.2 Amendment. This Agreement may be amended, modified or supplemented at any time in such manner as may be mutually agreed upon in writing by the parties.

7.3 Waiver. At any time prior to any Closing, any party may:

      (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto,

      (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and

      (c) waive compliance with any of the agreements or conditions contained herein.

      (d) Any such waiver will not serve to waive such waiving party's rights with respect to any representation, warranty, agreement or condition that occurs thereafter.


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                                                                              16

                                      VIII

                                     DAMAGES

8.1 The parties agree that, in the event of a breach of this Agreement, the remedy of money damages would not be adequate and agree that injunctive relief would be an appropriate additional relief.

                                       IX

                               GENERAL PROVISIONS

9.1 Notices. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been duly given or made on the earlier of (i) when actually received in person or by fax, or (ii) three days after being sent by certified or registered United States mail, return receipt requested, postage prepaid, addressed as follows:

If to SCUDDER:          Scudder Stevens & Clark, Inc.
                        345 Park Avenue
                        New York, NY 10154-0010
                        Attn: Mr. Daniel Pierce
                        Fax:617-295-4010

                        with a copy to:
                        Mr. Daniel Gross
                        Fax: 617-295-4023

If to the Adviser:      Bankers Trust Company
                        4 Albany Street, 2nd Floor
                        Mailstop 5021
                        New York, New York 10006
                        Attn: Mr. Brian W. Wixted
                        Fax:  (212)250-6449

If to the Portfolio:    (BT) Equity 500 Index Portfolio
                        c/o Federated Investors
                        Federated Towers
                        1001 Liberty Avenue
                        Pittsburgh, PA 15222-3775
                        Attn: Jay Neuman, Secretary

                        Fax:  412-288-8141

If to the Company:      Scudder Investment Trust
                        c/o Scudder Stevens & Clark, Inc.
                        Two International Place
                        Boston, MA 02110-4103
                        Attn: Thomas McDonough, Secretary
                        Fax:617-443-7059

Any party to this Agreement may change the identity of the person to receive notice by providing written notice thereof to all other parties to the Agreement.


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                                                                              17

9.2 Expenses. All costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses.

9.3 Headings. The headings and captions contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

9.4 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

9.5 Entire Agreement. This Agreement sets forth the entire understanding between the parties concerning the subject matter of this Agreement and incorporates or supersedes all prior negotiations and understandings. There are no covenants, promises, agreements, conditions or understandings, either oral or written, between them relating to the subject matter of this Agreement other than those set forth herein. No representation or warranty has been made by or on behalf of any party to this Agreement (or any officer, director, trustee, employee or agent thereof) to induce any other party to enter into this Agreement or to abide by or consummate any transactions contemplated by any terms of this Agreement, except representations and warranties expressly set forth herein.

9.6 Successors and Assignments. Each and all of the provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and, except as otherwise specifically provided in this Agreement, their respective successors and assigns. Notwithstanding the foregoing, no party shall make any assignment of this Agreement or any rights or obligations hereunder without the written consent of all other parties. As used herein, the term "assignment" shall have the meaning ascribed thereto in the 1940 Act. The parties hereby consent to the acquisition of a majority interest in SCUDDER by Zurich Insurance Company and the acquisition of Alex Brown & Co. by the Adviser.

9.7 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without giving effect to the choice of law or conflicts of law provisions thereof.

9.8 Counterparts. This Agreement may be executed in any number of counterparts, all of which shall constitute one and the same instrument, and any party hereto may execute this Agreement by signing one or more counterparts.

9.9 Third Parties. Nothing herein expressed or implied is intended or shall be construed to confer upon or give any person, other than the parties hereto and their successors or assigns, any rights or remedies under or by reason of this Agreement.


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                                                                              18

9.10 Interpretation. Any uncertainty or ambiguity existing herein shall not presumptively be interpreted against any party, but shall be interpreted according to the application of the rules of interpretation for arm's length agreements.

9.11 Limitation of Liability.

      (a) The parties hereby acknowledge that the Company has entered into this Agreement solely on behalf of the Fund and that no other series of the Company shall have any obligation hereunder with respect to any liability of the Company arising hereunder. In recognition that the Fund is a business trust, it is understood and expressly stipulated that none of the trustees, officers, agents or shareholders of the Fund shall be personally liable hereunder. It is understood and acknowledged that all persons dealing with the Fund must look solely to the property of such party for the enforcement of any claims against such party, as neither the trustees, officers, agents nor shareholders assume any personal liability for obligations entered into on behalf of the Fund.

      (b) Notice is hereby given that this Agreement is made and executed on behalf of the Portfolio and not by the Trustees or officers of the Portfolio individually, and each party hereby acknowledges that the obligations of or arising out of this Agreement are not binding upon the Trustees, officers of, or investors in, the Portfolio individually but any such obligations of the Portfolio are binding only upon the assets and property of the Portfolio.


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                                                                              19

      IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers, thereunto duly authorized, as of the date first written above.

SCUDDER, STEVENS & CLARK, INC.


By: /s/ Christopher L. Gootkind
        -----------------------
Name:   Christopher L. Gootkind
Title:  Managing Director

SCUDDER INVESTMENT TRUST, on behalf of itself and the SCUDDER S&P 500 INDEX FUND, a series thereof


By: /s/ Thomas F. McDonough
        -----------------------
Name:   Thomas F. McDonough
Title:  Vice President, Secretary and Assistant Treasurer

EQUITY 500 INDEX PORTFOLIO


By: /s/ Jay S. Neuman
        -----------------------
Name:   Jay S. Neuman
Title:  Secretary

BANKERS TRUST COMPANY


By: /s/ Brian Wixted
        -----------------------
Name:   Brian Wixted
Title:  Vice President


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